Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 24, 2011, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of USA Mobility, Inc. and Subsidiaries’ on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statement of USA Mobility, Inc. on Form S-8 (File No. 333-125142, effective May 23, 2005).
/s/ GRANT THORNTON LLP
McLean, Virginia
February 24, 2011